The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Signs Agreement to Acquire MSP Underwriting Limited from Munich Re

Cincinnati, October 12, 2018 - Cincinnati Financial Corporation (Nasdaq: CINF) announced that it has signed a definitive agreement to acquire MSP Underwriting Limited, a global specialty underwriter and Munich Re subsidiary, in an all-cash transaction for £102 million, based on MSP Underwriting’s projected net asset value at closing. The transaction has been approved by Cincinnati’s board of directors and is expected to close in the first quarter of 2019, pending regulatory approvals and other customary closing conditions. As a wholly owned subsidiary of Cincinnati Financial, MSP Underwriting will continue to operate under its own brand and with its existing leadership team.
“Adding MSP Underwriting to the Cincinnati family brings experienced underwriters who we believe will open opportunities for us to support our agents in new geographies and lines of business. And, it complements our existing large commercial account, excess and surplus lines, high net worth personal lines and reinsurance assumed growth initiatives,” commented Steven J. Johnston, president and chief executive officer.
Based in London, MSP Underwriting operates through Beaufort Underwriting Agency Limited, which underwrites for Lloyd’s Syndicate 318. The Syndicate wrote approximately £153 million in 2017 annual gross written premiums. An experienced property and aviation underwriter, MSP Underwriting has a long track record of success, earning an underwriting profit in 20 out of the last 24 years. Future business plans call for targeted expansion into new classes of business.
Johnston continued, “Munich Re is a longtime and valuable reinsurance partner. We are pleased to work with them through this transaction. MSP’s size allows us to follow our proven strategy of building successful insurance businesses over time - just as we have with our excess and surplus lines subsidiary and our reinsurance assumed business.”
Peter Röder, member of the Board of Management of Munich Re, commented, “Cincinnati Financial is perfectly suited for enhancing MSP Underwriting’s business and we are looking forward to seeing the company prosper within Cincinnati Financial. After the sale, Munich Re will have a focused and less complex set-up in order to drive profitable growth within the Lloyd’s market, instead of running two platforms in parallel. We remain committed to the Lloyd’s market, and will continue to grow the business within Munich Re Syndicate Ltd.”
Cincinnati expects the acquisition to generate an attractive return over time. The impact of the acquisition on Cincinnati’s consolidated 2019 and 2020 financial results will depend on a variety of factors, including timing of the close, valuation of intangible assets and transaction costs. Based on current assumptions, the company expects the acquisition to be accretive to 2019 net income.
Cincinnati Financial will host a webcast and conference call on Friday, October 12, 2018, at 9 a.m. ET to discuss the proposed transaction. Analysts following Cincinnati Financial can access the conference call by calling 800-374-0064. The live listen-only webcast is open to the public and can be accessed via the Investor Relations section of cinfin.com.
JLT Capital Markets Inc. acted as financial advisor and Sidley Austin LLP acted as legal advisor to Cincinnati Financial Corporation. Fenchurch Advisory Partners acted as financial advisor and Norton Rose Fulbright acted as legal advisor to Munich Re.
Additional details about the transaction can be found on Cincinnati’s website, www.cinfin.com/investors, including a presentation deck that summarizes key financial terms and expected benefits of the acquisition.

About Cincinnati Financial
Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                            Street Address:
P.O. Box 145496                                6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                        Fairfield, Ohio 45014-5141
Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2017 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 30.
Factors that could cause or contribute to such differences include, but are not limited to:

•	The fact that the consummation of the Transaction is subject to closing conditions, one or more of which may not be satisfied, or that the Transaction is not consummated for any other reason

•	Our inability to integrate MSP and its subsidiaries into our on-going operations, or disruptions to our on-going operations due to such integration

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•	Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance

•	Inadequate estimates, assumptions or reliance on third-party data used for critical accounting estimates

•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value

•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Domestic and global events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:

◦	Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)

◦	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

◦	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities

•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies

•
Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws

•	Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products

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Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness

•	Increased competition that could result in a significant reduction in the company’s premium volume

•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

•
Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers

•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability

•	Inability of our subsidiaries to pay dividends consistent with current or past levels

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Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

◦	Downgrades of the company’s financial strength ratings

◦	Concerns that doing business with the company is too difficult

◦	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

◦	Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace

•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:

◦	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates

◦	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

◦	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

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Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

◦	Increase our provision for federal income taxes due to changes in tax law

◦	Increase our other expenses

◦	Limit our ability to set fair, adequate and reasonable rates

◦	Place us at a disadvantage in the marketplace

◦	Restrict our ability to execute our business model, including the way we compensate agents

•	Adverse outcomes from litigation or administrative proceedings

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Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

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Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
Further, the company’s insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

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